EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-40722, 333-105745 and 333-116702) and Form S-8 (Nos. 333-88259, 333-38992, 333-38990, 333-67026, 333-97741, 333-105748 and 333-116704) of PLX Technology, Inc. of our reports dated February 24, 2006, relating to the consolidated financial statements and the financial statement schedule, and the effectiveness of PLX Technology, Inc.’s internal control over financial reporting, which appear in this Form 10-K.

/s/ BDO Seidman, LLP
San Francisco, California
March 3, 2006